Cyxtera Enters Asset Purchase Agreement with Brookfield

To Increase Asset Ownership with Purchase of Seven Existing U.S. Data Center Properties

MIAMI – November 1, 2023 – Cyxtera (OTC: CYXTQ) (“the Company”), a global leader in data center colocation, interconnection services, and digital infrastructure, today announced that it has entered into an asset purchase agreement (“APA”) under which Brookfield Infrastructure Partners L.P. (NYSE: BIP, TSX: BIP.UN) and its institutional partners (collectively “Brookfield”), will acquire substantially all of Cyxtera’s assets for $775 million.

In connection with the APA and the court supervised process, Brookfield will purchase from several landlords the real estate at which seven of Cyxtera’s U.S. data centers are located. These transactions will allow Cyxtera to increase existing facility ownership, secure expansion opportunities in support of robust customer demand, and strengthen its data center platform by giving Cyxtera more control over its cost structure.

“We are pleased to reach this agreement with Brookfield, which represents a favorable path forward for our customers, partners, and employees,” said Nelson Fonseca, Cyxtera’s Chief Executive Officer. “Throughout our restructuring process, our business has continued to perform well, a testament to our customers’ confidence in our team and our innovative data center platform. This agreement and the changes to the data center portfolio, most importantly our increased facility ownership, will enable us to build on our business momentum and better position Cyxtera for the future.”

Among the transactions made in connection with the APA is a comprehensive agreement with Digital Realty Trust, Inc. (NYSE: DLR) and Digital Core REIT (SI: DCRU) for Brookfield to acquire the real estate supporting several of Cyxtera’s U.S. data centers.

Separately, Cyxtera has entered into an agreement with its landlord, Digital Realty, to amend the terms of its current leases at three U.S. sites and three international sites, to allow Cyxtera to exit those sites in 2024 while providing a seamless transition for customers.

Lastly, Cyxtera has signed an agreement to sell its business in its Montreal and Vancouver data centers to Cologix.

Fonseca added, “With Brookfield’s deep global infrastructure expertise, experienced team, and demonstrated track record, we will move ahead with a partner that recognizes the strength of our business and will provide the guidance and resources to drive our next phase of growth. We remain firmly committed to making this transition as seamless as possible for all our stakeholders and we look forward to continuing to serve our customers with the innovative services and high levels of support they have come to expect from Cyxtera.”

The full terms of the APA have been filed with the U.S. Bankruptcy Court for the District of New Jersey. The hearing to approve the Company’s Chapter 11 plan and transaction with Brookfield is scheduled for November 16, 2023. In addition to court approval, the APA is subject to regulatory approval and customary closing conditions. The transaction with Brookfield is expected to close in the first quarter of 2024.

Additional Information

Additional information regarding the Company’s court-supervised process is available at www.CyxteraRestructuring.com. Court filings and other information related to the proceedings are available on a separate website administrated by the Company’s claims agent, KCC, at www.kccllc.net/cyxtera; by calling KCC toll-free at (877) 726-6510, or (424) 236-7250 for calls originating outside of the U.S. or Canada; or by emailing KCC at cyxterainfo@kccllc.com.

Kirkland & Ellis LLP is serving as legal counsel to Cyxtera, Guggenheim Securities, LLC is serving as financial advisor, and AlixPartners, LLP is serving as restructuring advisor. Moelis & Co. is serving as exclusive financial advisor to Brookfield on the acquisition of Cyxtera. Wells Fargo and TD Securities are serving as joint financial advisors to Brookfield on the acquisition of the real estate underlying seven Cyxtera data centers and the pro forma combined entity, and are providing committed debt financing for the broader transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as Brookfield’s legal counsel.

About Cyxtera

Cyxtera is a global leader in colocation, interconnection services, and digital infrastructure. With IT infrastructure becoming increasingly hybrid, complex, and distributed, Cyxtera continues to expand its portfolio beyond space and power to deliver more cloud-like and flexible infrastructure solutions across its global data center platform and robust partner ecosystem. Today, Cyxtera provides more than 2,300 enterprise and government customers with the technology solutions they need to scale faster, achieve financial goals, and gain a competitive advantage. For more information, please visit www.cyxtera.com.

About Brookfield

Brookfield Asset Management (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager with $850 billion of assets under management. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors.

Brookfield Infrastructure

Brookfield operates Brookfield Infrastructure Partners (NYSE: BIP, TSX: BIP), a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cyxtera’s control. Actual results and conditions (financial or otherwise) may differ materially from those indicated in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and conditions to differ materially from those indicated in the forward-looking statements, including, but not limited to, the risk that the transactions contemplated by the APA will not be consummated, or if they are consummated, that the transactions will not close within the anticipated time period or that the expected benefits of the transactions will not be realized when expected or at all; the risk that one or more conditions to closing under the APA cannot be satisfied; the occurrence of any event, change or other circumstances that could give rise to the right of Cyxtera or Brookfield to terminate the APA; the possibility that the transactions may be more expensive to complete than anticipated; risks and uncertainties relating to Cyxtera’s Chapter 11 cases (the “Chapter 11 Case”), including, but not limited to, Cyxtera’s ability to obtain Bankruptcy Court approval with respect to motions or other requests in the Chapter 11 Case, the effects of the Chapter 11 Case on Cyxtera and on the interests of various creditors, stockholders and other constituents; Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general; the length of time the Company will operate under the Chapter 11 Case; risks associated with third-party motions in the Chapter 11 Case; the potential adverse effects of the Chapter 11 Case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the reorganization; uncertainty associated with evaluating and completing any strategic or financial alternative as well as Cyxtera’s ability to implement and realize any anticipated benefits associated with the alternative pursued; the impact of any challenge by creditors or other parties to previously completed transactions; the consequences of the acceleration of the Company’s debt obligations; and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the “Risk Factors” disclosed in Cyxtera’s filings with the SEC from time to time. There may be additional risks that Cyxtera does not presently know of or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cyxtera’s expectations, plans or forecasts of future events and views as of the date of this press release. Accordingly, you should not place undue reliance upon any such forward-looking statements in this press release. Neither Cyxtera nor any of its affiliates assume any obligation to update this press release, except as required by law.

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